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EXHIBIT 99.1

DOWNEY FINANCIAL CORP.
N E W S R E L E A S E	For further information contact: Thomas E. Prince Chief Operating Officer and Chief Financial Officer (949)509-4440

DOWNEY FINANCIAL CORP. ANNOUNCES THIRTEEN
MONTH SELECTED FINANCIAL DATA

          Newport Beach, California—March 15, 2005—Downey Financial Corp. (NYSE: DSL) today released monthly selected financial data for the thirteen months ended February 28, 2005.

          Downey Financial Corp. is the parent company of Downey Savings and Loan Association, F.A., with assets of $16.2 billion and 167 branches throughout California and four in Arizona.

Table of Contents

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
Monthly Selected Financial Data (Unaudited)

	Feb. 28,	Jan. 31,	Dec. 31,	Nov. 30,	Oct. 31,	Sep. 30,	Aug. 31,	Jul. 31,	Jun. 30,	May 31,	Apr. 30,	Mar. 31,	Feb. 29,
(Dollars in Thousands)	2005	2005	2004	2004	2004	2004	2004	2004	2004	2004	2004	2004	2004

Balance sheet summary
Total assets	$16,233,501	$15,923,522	$15,648,808	$15,203,688	$15,875,054	$15,639,464	$15,230,593	$14,722,398	$14,222,347	$13,469,747	$13,279,872	$13,525,129	$12,028,524
Loans receivable held for investment	14,424,639	13,969,002	13,423,999	12,845,864	12,661,820	13,411,146	12,935,889	12,517,148	12,309,935	11,953,295	11,501,984	11,064,686	10,609,898
Loans held for sale, at lower of cost or fair value	678,918	839,702	1,118,475	1,234,751	1,977,140	845,913	859,695	893,939	661,481	268,018	473,621	529,085	350,909
MBS available for sale, at fair value	299	302	304	311	313	315	317	319	321	323	325	327	329
Cash, investment securities and FHLB stock	861,234	858,270	860,124	842,832	788,124	1,048,979	1,127,900	990,002	924,943	912,531	968,300	1,114,585	751,800
Deposits	10,036,931	9,774,096	9,657,978	9,693,558	9,684,261	9,551,333	9,453,724	9,265,419	8,948,238	8,873,389	8,925,205	8,817,173	8,574,472
FHLB advances and other borrowings	4,716,531	4,707,152	4,559,622	4,012,823	4,698,051	4,670,604	4,274,277	4,069,379	3,795,775	3,346,798	3,088,420	2,935,401	2,231,099
Senior notes	197,951	197,938	197,924	197,911	197,898	197,886	197,873	197,937	198,179	-	-	-	-
Junior subordinated debentures (a)	-	-	-	-	-	-	-	-	123,711	123,711	123,711	123,711	123,711
Non-performing assets as a % of total assets	0.21%	0.23%	0.22%	0.26%	0.24%	0.25%	0.26%	0.26%	0.28%	0.33%	0.35%	0.40%	0.48%
Loan activity for the month ended
Loans for investment portfolio:
Originations and purchases:
Residential one-to-four units	$ 662,663	$ 722,400	$ 807,055	$ 413,452	$ 488,268	$ 704,104	$ 649,596	$ 486,924	$ 668,376	$ 770,690	$ 745,995	$ 738,829	$ 460,152
Residential one-to-four units – subprime	56,218	53,986	77,454	65,761	74,821	80,264	80,449	71,535	85,820	55,114	63,754	72,110	46,609
All other	38,413	58,451	56,048	42,745	42,445	49,791	56,844	55,434	64,721	82,060	53,236	51,896	28,401
Repayments	(312,994)	(281,557)	(377,560)	(338,681)	(372,449)	(360,602)	(359,596)	(403,109)	(456,983)	(422,795)	(414,562)	(396,939)	(317,712)
Loans for sale:
Originations and purchases	493,138	530,010	761,265	921,366	839,470	595,990	690,118	768,524	638,047	227,134	414,027	452,967	315,943
Sales	(651,797)	(809,381)	(856,545)	(1,641,107)	(699,849)	(607,335)	(726,306)	(537,585)	(245,405)	(433,859)	(459,765)	(274,641)	(161,512)
Mortgage loans serviced for others
Total	$7,614,692	$7,064,568	$6,672,984	$12,440,154	$11,038,703	$10,568,339	$10,169,574	$9,635,124	$9,279,359	$9,269,270	$9,141,600	$9,167,834	$9,276,207
With capitalized mortgage servicing rights: (b)
Amount	2,175,539	2,144,177	2,100,452	3,320,091	9,924,548	10,075,028	10,130,863	9,595,335	9,242,641	9,225,547	9,096,452	9,126,444	9,226,052
Weighted average interest rate	5.57%	5.58%	5.59%	5.26%	5.52%	5.52%	5.43%	5.50%	5.61%	5.63%	5.68%	5.73%	5.76%
Interest rate spread data (c)
Weighted average yield:
Loans and MBS	4.92%	4.78%	4.67%	4.64%	4.54%	4.46%	4.43%	4.41%	4.37%	4.43%	4.43%	4.51%	4.56%
Investment securities and FHLB stock	3.89	3.88	3.88	3.79	3.86	3.94	3.88	3.80	3.78	3.61	3.64	3.50	3.20

Interest-earning assets yield	4.88	4.74	4.63	4.59	4.51	4.43	4.39	4.37	4.34	4.39	4.38	4.43	4.49

Weighted average cost:
Deposits	2.04	1.97	1.89	1.83	1.81	1.80	1.77	1.72	1.65	1.57	1.55	1.56	1.56
FHLB advances and other borrowings (d)	2.90	2.78	2.77	2.63	2.38	2.28	2.16	2.07	1.97	1.95	2.09	2.11	2.98
Senior notes	6.50	6.50	6.50	6.50	6.50	6.50	6.50	6.50	6.50	-	-	-	-
Junior subordinated debentures (a)	-	-	-	-	-	-	-	-	10.00	10.00	10.00	10.00	10.00

Combined funds cost	2.37	2.29	2.23	2.13	2.06	2.02	1.96	1.89	1.90	1.76	1.77	1.78	1.94

Interest rate spread	2.51%	2.45%	2.40%	2.46%	2.45%	2.41%	2.43%	2.48%	2.44%	2.63%	2.61%	2.65%	2.55%

(a)  On July 23, 2004, we redeemed the junior subordinated debentures before their maturity.
(b)  Excludes loans sold or securitized prior to 1996 and loans sub-serviced without capitalized mortgage servicing rights.
(c)  Reflects month-end contractual yields and costs and excludes adjustments for non-accrual loans, net deferred costs to originate loans and the amortization of premiums and discounts.
(d)  Included since March 2004 is the impact of permitted interest rate swap hedges against a portion of our FHLB advances. The swap notional amounts total $430 million of receive-fixed, pay-3-month LIBOR variable interest.